Exhibit 99

Contact:	Cynthia Swain Vice President, Corporate Communications L-3 Communications 212-697-1111
For Immediate Release

Contact:	Financial Dynamics Investors: Eric Boyriven, Alexandra Tramont Media: Evan Goetz 212-850-5600

L-3 COMMUNICATIONS APPOINTS MICHAEL T. STRIANESE
CHIEF EXECUTIVE OFFICER

NEW YORK, NY, October 23, 2006 – L-3 Communications (NYSE: LLL) announced today that its Board of Directors has appointed Michael T. Strianese as Chief Executive Officer and President of the company. He has also been elected to L-3's Board of Directors. Mr. Strianese served as interim chief executive officer and chief financial officer of L-3 Communications since the passing of one of its founders, Frank C. Lanza, in June 2006.

‘‘The L-3 Board of Directors is delighted that Mike has been appointed CEO of L-3,’’ said Robert B. Millard, L-3's non-executive chairman. ‘‘In his leadership of L-3 as interim CEO over the past four months, as well as his contribution to the company's success since its inception, Mike has earned the Board's enthusiastic support for his ability to execute the company's strategy, his management of its performance and growth, and his focus on the steps the organization is taking to build for the future. L-3 is an entrepreneurial company with a culture that invites new product ideas, solutions and opportunities as well as potential acquisitions from all levels -- executive and management team, engineers, business development personnel and customers. Mike was part of the team that created that successful culture and he is best suited to lead it forward.’’

In accepting his appointment as Chief Executive Officer, Mr. Strianese said, ‘‘I am honored to receive this appointment from L-3's board. L-3 is a special company and I was privileged to have a key role in its formation and substantial growth over the years and now to carry on the vision that Frank Lanza established and spent the last years of his career realizing. All of us at L-3 are committed to advancing Frank's strategy of growing the company and, just as important, ensuring that we continue to be a trusted partner to the many customers we serve in the United States and abroad, including military and government agencies.’’

Mr. Strianese concluded his comments by saying, ‘‘Going forward, my job will be to continue to create shareholder value by executing our overall growth strategy, performing on our programs, staying on a sound financial path, building new solutions and capabilities for our customers both organically and through selective acquisitions and joint ventures while ensuring that my colleagues at L-3 have all the tools they need to continue to excel. These were our goals when we started L-3 in 1997 and they remain our goals for the future.’’

Today's appointment was the conclusion of the company's previously announced search to identify a successor to its CEO position and was conducted by a special committee of L-3 directors and assisted by the executive recruitment firm Spencer Stuart.

L-3's strategy of strong organic growth, synergistic acquisitions, excellent program performance and sound financial management, has enabled L-3 to grow in revenues from $650 million in 1997 to a company with estimated revenues of $12.4 billion and over 62,000 employees in 2006. L-3 is the sixth largest defense contractor in the US, the largest defense contractor in Canada and has a growing presence in the United Kingdom and other international markets.

Headquartered in New York City, L-3 Communications is a leading provider of Intelligence, Surveillance and Reconnaissance (ISR) systems, secure communications systems, aircraft modernization, training and government services. The company is a leading merchant supplier of a broad array of high technology products, including guidance and navigation, sensors, scanners, fuzes, data links, propulsion systems, simulators, avionics, electro optics, satellite communications, electrical power equipment, encryption, signal intelligence, antennas and microwave components. L-3 also supports a variety of Homeland Security initiatives with products and services. Its customers include the Department of Defense, Department of Homeland Security, selected U.S. Government intelligence agencies and aerospace prime contractors.

To learn more about L-3 Communications, please visit the company's web site at www.L-3com.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. Statements that are predictive in nature, that depend upon or refer to events or conditions or that include words such as ‘‘expects,’’ ‘‘anticipates,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates’’ and similar expressions are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company's Safe Harbor Compliance Statement for Forward-looking Statements included in the company's recent filings, including Forms 10-K and 10-Q, with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and the company undertakes no obligation to update these forward-looking statements.

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